UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2018

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

(703) 345-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2017, certain subsidiaries of Kaplan, Inc. (Kaplan), a subsidiary of Graham Holdings Company (Company), entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute the institutional assets and operations of Kaplan University (KU) to an Indiana non-profit, public-benefit corporation that is a subsidiary affiliated with Purdue University (Purdue). The closing of the transactions contemplated by the Transfer Agreement occurred on March 22, 2018. At the same time, the parties entered into a Transition and Operations Support Agreement (TOSA) pursuant to which Kaplan will provide key non-academic operations support to the new university.

The new university will operate almost exclusively online as a new Indiana public university affiliated with Purdue under the name Purdue University Global. As part of the transfer to Purdue University Global, KU transferred students, academic personnel, faculty and operations, property leases for KU’s campuses and learning centers, Kaplan-owned academic curricula and content related to KU courses. The operations support activities that Kaplan will provide to Purdue University Global will include technology support, help-desk functions, human resources support for transferred faculty and employees, admissions support, financial aid administration, marketing and advertising, back-office business functions, certain test preparation and domestic and international student recruiting services.

The transfer of KU does not include any of the assets of the KU School of Professional and Continuing Education, which provides professional training and exam preparation for professional certifications and licensures, nor does it include the transfer of other Kaplan businesses such as Kaplan Test Preparation and Kaplan International. Those entities, programs and business lines will remain part of Kaplan. Kaplan received nominal cash consideration upon transfer of the institutional assets.

Pursuant to the TOSA, Kaplan is not entitled to receive any reimbursement of costs incurred in providing support functions, or any fee, unless and until Purdue University Global has first covered all of its operating costs (subject to a cap). If Purdue University Global achieves cost efficiencies in its operations, then Purdue University Global may be entitled to an additional payment equal to 20 percent of such cost efficiencies (Purdue Efficiency Payment). In addition, during each of Purdue University Global’s first five years, prior to any payment to Kaplan, Purdue University Global is entitled to a priority payment of $10 million per year beyond costs. To the extent Purdue University Global’s revenue is insufficient to pay the $10 million per year priority payment, Kaplan is required to advance an amount to Purdue University Global to cover such insufficiency. At closing, Kaplan paid to Purdue University Global an advance in the amount of $20 million, representing, and in lieu of, priority payments for Purdue University Global’s fiscal years ending June 30, 2019 and June 30, 2020.

Next, to the extent that there are sufficient revenues to pay the Purdue Efficiency Payment, Purdue University Global is reimbursed for its operating costs (subject to a cap) and the priority payment to Purdue University Global is paid. To the extent there is remaining revenue, Kaplan will then receive reimbursement for its operating costs (subject to a cap) of providing the support activities. If Kaplan achieves cost efficiencies in its operations, then Kaplan may be entitled to an additional payment equal to 20 percent of such cost efficiencies (Kaplan Efficiency Payment). If there are sufficient revenues, Kaplan may also receive a fee equal to 12.5 percent of Purdue University Global’s revenue. The fee will increase to 13 percent beginning with Purdue University Global’s fiscal year ending June 30, 2023 and continuing through Purdue University Global’s fiscal year ending June 30, 2027, and then the fee will return to 12.5 percent thereafter. Subject to certain limitations, a portion of the fee that is earned by Kaplan in one year may be carried over and instead paid to Kaplan in subsequent years.

After the first five years of the TOSA, Kaplan and Purdue University Global will be entitled to payments in a manner consistent with the structure described above, except that (i) Purdue University Global will no longer be entitled to a priority payment and (ii) to the extent that there are sufficient revenues after payment of the Kaplan Efficiency Payment (if any), Purdue University Global will be entitled to an annual payment equal to 10 percent of the remaining revenue after the Kaplan Efficiency Payment (if any) is paid and subject to certain other adjustments.

The TOSA has a 30-year initial term, which will automatically renew for five-year periods unless terminated. After the sixth year, Purdue University Global has the right to terminate the agreement upon payment of a termination fee equal to 1.25 times Purdue University Global’s revenue for the preceding 12-month period, which payment would be made pursuant to a 10-year note, and at the election of Purdue University Global, it may receive for no additional consideration certain assets used by Kaplan to provide the support activities pursuant to the TOSA. At the end of the 30-year term, if Purdue University Global does not renew the TOSA, Purdue University Global will be obligated to make a final payment of 75% of its total revenue earned during the preceding 12-month period, which payment will be made pursuant to a 10-year note, and at the election of Purdue University Global, it may receive for no additional consideration certain assets used by Kaplan to provide the support activities pursuant to the TOSA.

Either party may terminate the TOSA at any time if Purdue University Global generates (i) $25 million in cash operating losses for three consecutive years or (ii) aggregate cash operating losses greater than $75 million at any point during the initial term. Operating loss is defined as the amount of revenue Purdue University Global generates minus the sum of (1) Purdue University Global’s and Kaplan’s respective costs in performing academic and support functions and (2) the $10 million priority payment to Purdue University Global in each of the first five years. Upon termination for any reason, Purdue University Global will retain the assets that Kaplan contributed pursuant to the Transfer Agreement. Each party also has certain termination rights in connection with a material default or material breach of the TOSA by the other party.

Pursuant to the U.S. Department of Education (ED) requirements, Purdue assumes responsibility for any liability arising from the operation of the institution. This assumption will not limit Kaplan’s obligation to indemnify Purdue for pre-closing liabilities under the Transfer Agreement. As a result of the transfer of KU, Kaplan will no longer own or operate KU or any other institution participating in student financial aid programs that have been created under Title IV of the U.S. Federal Higher Education Act of 1965, as amended. Consequently, Kaplan is no longer responsible for operating KU. However, pursuant to the TOSA, Kaplan will be performing functions that fall within the ED's definition of a third-party servicer and will, therefore, assume certain regulatory responsibilities that require approval by the ED. The third-party servicer arrangement between Kaplan and Purdue University Global is also subject to information security requirements established by the Federal Trade Commission as well as all aspects of the Family Educational Rights and Privacy Act. As a third-party servicer, Kaplan may be required to undergo an annual compliance audit of its administration of the Title IV functions or services that it performs. For further discussion of these matters, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The foregoing descriptions of the Transfer Agreement and the TOSA do not purport to be complete and are qualified in their entirety by reference to the text of the Transfer Agreement and the TOSA, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report and are incorporated herein by reference.

The Transfer Agreement and the TOSA have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Purdue or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transfer Agreement and the TOSA were made only for purposes of the Transfer Agreement and the TOSA, respectively, and as of specific dates, were solely for the benefit of the parties to the Transfer Agreement and the TOSA, respectively, and may be subject to limitations agreed upon by the contracting parties, including, without limitation, being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transfer Agreement and to the TOSA, respectively, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transfer Agreement or the TOSA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: March 28, 2018	/s/ Wallace R. Cooney
	Name:	Wallace R. Cooney
	Title:	Senior Vice President-Finance

Exhibit Index

Exhibit 2.1
Contribution and Transfer Agreement, dated April 27, 2017, by and among Kaplan Higher Education, LLC, Iowa College Acquisition, LLC, Purdue University, and Purdue NewU, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 27, 2017).*

Exhibit 10.1
Transition and Operations Support Agreement, dated March 22, 2018, by and among Kaplan Higher Education, LLC, Iowa College Acquisition, LLC, and Purdue University Global, Inc., with Purdue University as a party to the Transition and Operations Support Agreement solely for the purposes of being bound by the Purdue Provisions (as defined therein).**

*    The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to such agreement to the U.S. Securities and Exchange Commission upon request.
**  Select portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.